Exhibit 10(ap)


                         PRIVATE EQUITY CREDIT AGREEMENT

                                 BY AND BETWEEN

                                 NCT GROUP, INC.

                                       AND

                                CRAMMER ROAD LLC

                         Dated as of September 27, 2000

     PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 27th day of September, 2000 (this "AGREEMENT"), by and between CRAMMER ROAD LLC, an entity organized and existing under the laws of The Cayman Islands ("INVESTOR"), and NCT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to Fifty Million Dollars ($50,000,000) of the Common Stock (as defined below); and

     WHEREAS,  such  investments will be made in reliance upon the provisions of
Section 4(2) ("SECTION 4(2)") of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

     "ADJUSTMENT PERIOD" shall have the meaning specified in Section 2.4(b).

     "ADJUSTMENT PERIOD NOTICE" shall have the meaning specified in Section 2.4(a).

     "AGREEMENT" shall have the meaning specified in the preamble hereof.

     "BID PRICE" shall mean the closing bid price of the Common Stock on the Principal Market.

     "BLACKOUT NOTICE" shall have the meaning specified in the Registration Rights Agreement.

     "BLACKOUT SHARES" shall have the meaning specified in Section 2.6

     "BY-LAWS" shall have the meaning specified in Section 4.8.

     "CERTIFICATE" shall have the meaning specified in Section4.8.

     "CLAIM NOTICE" shall have the meaning specified in Section9.3(a).

     "CLOSING" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

     "CLOSING DATE" shall mean, with respect to a Closing, the eleventh (11th) Day following the Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Closing.

     "COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i)the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii)the date this Agreement is terminated pursuant to Section 2.5, or (iii) the date occurring eighteen (18) months from the date of commencement of the Commitment Period.

     "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

     "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     "COMPANY" shall have the meaning specified in the preamble to this Agreement.

     "CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

     "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation) but excluding lost profits, opportunity costs, punitive damages, penalties or fines.

     "DRAW DOWN PRICING PERIOD" shall mean the ten (10) trading day period immediately following the Put Date.

     "DISPUTE PERIOD" shall have the meaning specified in Section 9.3(a).

     "DTC" shall the meaning specified in Section 2.3.

     "DWAC" shall the meaning specified in Section 2.3.

     "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

     "ESCROW AGENT" shall mean Krieger & Prager, LLP.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     "FAST" shall the meaning specified in Section 2.3.

     "INDEMNIFIED PARTY" shall have the meaning specified in Section 9.3(a).

     "INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(a).

     "INDEMNITY NOTICE" shall have the meaning specified in Section 9.3(b).

     "INITIAL DISCOUNT" shall mean twelve and one-half percent (12 1/2%).

     "INITIAL PURCHASE PRICE" shall mean, with respect to a Put, when, aggregated with all other Puts, concern the acquisition by Investor of Common Stock having an aggregate Investment Amount of Twenty Million Dollars ($20,000,000),the Market Price on the applicable Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Initial Discount and the Market Price.

     "INITIAL REGISTRABLE SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

     "INITIAL REGISTRATION STATEMENT" shall have the meaning specified in the Registration Rights Agreement.

     "INVESTMENT AMOUNT" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Date as notified by the Company to Investor in accordance with Section 2.2.

     "INVESTOR" shall have the meaning specified in the preamble to this Agreement.

     "LEGEND" shall have the meaning specified in Section 8.1.

     "MARKET PRICE" on any given date shall mean the average of the Bid Prices (not necessarily consecutive) for any three (3) Trading Days during the ten (10) trading days period immediately following the Put Date.

     "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

     "MAXIMUM COMMITMENT AMOUNT" shall mean Fifty Million Dollars ($50,000,000), subject to increase as agreed to by the Company and Investor.

     "MAXIMUM PUT AMOUNT" shall mean, with respect to any Put, the lesser of (a) Two Million Dollars ($2,000,000), or (b) one hundred fifty (150%) percent of the Weighted Average Volume for the twenty (20) trading days immediately preceding the Put Date and the Closing Date, subject to adjustment as agreed by the Company and the Investor.

     "MINIMUM   COMMITMENT   AMOUNT"   shall   mean   Twenty   Million   Dollars
($20,000,000).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

     "NEW BID PRICE" shall have the meaning specified in Section2.6. "OLD BID PRICE" shall have the meaning specified in Section2.6.

     "OTHER  CONSIDERATION"  shall have the meaning and  valuation  specified in
Schedule 1 hereto.

     "OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

     "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRINCIPAL MARKET" shall mean the market or exchange whichever is at the time the principal trading exchange or market for the Common Stock.

     "PUT" shall mean each occasion that the Investor elects to exercise its right to call a Put Notice requiring the Company to issue shares of Common Stock, and/or each occasion that the Company issues a Put Notice to Investor requiring Investor to buy Common Stock subject to the terms and conditions of this Agreement.

     "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b). "PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit B hereto, to Company or the Investor, as may be applicable, setting forth the Investment Amount pursuant to the terms of this Agreement, and specifying in the Investor's sole discretion, the consideration to be delivered in connection therewith.

     "PUT SHARES" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

     "REGISTRABLE SECURITIES" shall mean the (a) Put Shares, (b)the Blackout Shares and (c) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Actor the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit A hereto.

     "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

     "REMAINING PUT SHARES" shall have the meaning specified in Section 2.6.

     "RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECTION 4(2)" shall have the meaning specified in the recitals of this Agreement.

     "SECURITIES ACT" shall have the meaning specified in the recitals of this Agreement.

     "SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents file by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

     "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

     "SUBSEQUENT DISCOUNT" shall mean ten percent (10%).

     "SUBSEQUENT PURCHASE PRICE" shall mean, with respect to a Put, when, aggregated with all other Puts, concern the acquisition by Investor of Common Stock at any time after Investor shall have previously acquired Common Stock having an aggregate Investment Amount of at least Twenty Million Dollars ($20,000,000), the Market Price on the applicable Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Subsequent Discount and the Market Price.

     "THIRD PARTY CLAIM" shall have the meaning specified in Section 9.3(a).

     "TRADING CUSHION" shall mean a minimum of ten (10)Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

     "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

     "TRANSACTION DOCUMENTS" means this Private Equity Credit Agreement, the Registration Rights Agreement, the Warrant, Closing Certificate, and the Transfer Agent Instructions.

     "TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

     "UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

     "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions: (a) subdivides or combines the Common Stock;

     (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to the Preferred Stock;

     (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance

     (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

     (e) issue shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

     (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through
          (e); or (g) takes any action affecting the number of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

     "VALUATION PERIOD" shall mean the period of ten (10) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the ten (10th) Trading Day thereafter.

     "WEIGHTED AVERAGE VOLUME" shall mean the average of the product of (a) the Bid Price times (b) the volume on the Principal Market for the relevant days.

     "WEIGHTED VOLUME" shall mean the product of (a) the Bid Price times (b) the volume on the Principal Market.

                                   ARTICLE II
                        PURCHASE AND SALE OF COMMON STOCK

     Section 2.1 INVESTMENTS.

     (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date during the Commitment Period the Investor or the Company may call a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Initial Purchase Price or Subsequent Purchase Price, as applicable with respect to such Put Date. During the Commitment Period, Investor shall call for Put Notices from the Company when, together with Put Notices issued by the Company independent of any such call, have an aggregate Investment Amount of no less than the Minimum Commitment Amount.

     (a) MINIMUM AMOUNT OF PUTS. The Company shall, in accordance with Section 2.2(a), deliver to Investor during the Commitment Period, Put Shares with an aggregate Investment Amount at least equal to the Minimum Commitment Amount. If the Company for any reason, other than notwithstanding Section 6.2 hereof, fails to have sufficient authorized shares of Common Stock which are neither outstanding nor reserved for issuance upon the exercise of outstanding options and warrants, fails to issue and deliver such Put Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall wire to Investor a sum in immediately available funds equal to the product of (i) the Minimum Commitment Amount minus the aggregate Investment Amounts of the Put Notices delivered to Investor hereunder and (ii) the Discount.

     (b) MAXIMUM AMOUNT OF PUTS. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Delaware and the applicable rules of the Principal Market (if required), no more than 64,163,770 shares of Common Stock (representing approximately 19.9% of the Outstanding Common Stock on the date hereof) may be issued and sold to Investor pursuant to this Agreement and the Warrants.

     Section 2.2 MECHANICS.

     (a) PUT NOTICE. At any time during the Commitment Period, the Investor or the Company may deliver a Put Notice to the other, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put (including the form of consideration) in the applicable Put Notice shall be stated in increments of no less than $100,000, nor more than the Maximum Put Amount.

     (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

     Section 2.3  CLOSINGS.

     On or prior to each Closing Date for a Put, (a) the Company shall deliver to Escrow Agent one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Escrow Agent the Investment Amount or other consideration specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Escrow Agent on or before the Closing Date. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause
(a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST")program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the Closing Date, the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. On the Closing Date and provided all conditions to Closing have been satisfied by the Company, the Escrow agent shall wire transfer to the Company, the Investment Amount, less any applicable fees and expenses.

     Section 2.4 WARRANTS.

     The Company agrees to issue to Investor transferable divisible warrants (the "Warrants"), (i)upon execution hereof, to purchase 250,000 shares of Common Stock at an exercise price per share of the average Bid Price for the five Trading Days immediately prior to the date of this Agreement, and, (ii) to purchase 1,000 shares of Common Stock for each $100,000 in Put Notices submitted at an exercise price per share of the average Bid Price for the Five Trading Days immediately prior to the Closing Date for the relevant Put Notice. Such Warrants (substantially in the form of Exhibit F), shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, together with cashless exercise and registration rights under the Registration Rights Agreement.

     Section 2.5 TERMINATION OF INVESTMENT OBLIGATION.

     The obligation of Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred)in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty
(30)Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, or 6.6 and such failure shall continue for more than thirty (30) days.

     Section 2.6 BLACKOUT SHARES.

     Subject to Section 6.2 herein, in the event that, (a) within fifteen (15) Trading Days following any Closing Date, the Company gives a Blackout Notice to Investor of a Blackout Period in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("OLD BID PRICE") is greater than the Bid Price on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("NEW BID PRICE"), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the "BLACKOUT SHARES") equal to the difference between (i) the product of the number of Put Shares held by Investor immediately prior to the Blackout Period that were issued on the most recent Closing Date(the "REMAINING PUT SHARES") multiplied by the Old Bid Price, divided by the New Bid Price, and (ii) the Remaining Put Shares.

     Section 2.7 MINIMUM COMMITMENT.

     Subject to Section 6.2 herein, if the Company for any reason fails to issue and deliver such Put Shares equal to or exceeding the Minimum Commitment Amount during the commitment period, then on the first business day after the expiration of the commitment period, the Company shall issue to the investor warrants to purchase a number of shares equal to the minimum commitment amount divided by the bid price. Such warrants shall be for the period of four (4) four years, shall have cashless exercise provisions, and shall be deemed shares under the Registration Rights Agreement annexed hereto, and shall be exercisable at a price equal to sixty (60%) percent of the Bid Price.

     Section 2.8 LIQUIDATED DAMAGES.

     Subject to Section 6.2 herein, each of the Company and Investor acknowledge and agree that the sum payable under Section 2.7 and the requirement to issue Blackout Shares under Section 2.6 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totaling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and (c) each of the Company and Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company that:

     Section 3.1 INTENT.

     Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 SOPHISTICATED INVESTOR.

     Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation
D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3 AUTHORITY.

     (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 NOT AN AFFILIATE.

     Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5 ORGANIZATION AND STANDING.

     Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

     Section 3.6 ABSENCE OF CONFLICTS.

     The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of Investor's Memorandum of Association or Articles of Association or other applicable charter document, any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7 DISCLOSURE; ACCESS TO INFORMATION.

     Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

     Section 3.8 MANNER OF SALE.

     At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     Section 3.9 FINANCIAL CAPABILITY.

     Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Investor that:

     Section 4.1 ORGANIZATION OF THE COMPANY.

     The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2 AUTHORITY.

     (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares and the Blackout Shares, if any;
(b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3 CAPITALIZATION.

     As of September 13, 2000, the authorized capital stock of the Company consisted of 450,000,000 shares of Common Stock, of which 328,509,531 shares were issued and outstanding, and 10,000,000 shares of Preferred stock, of which 924 shares designated as Series G Preferred Stock were issued and outstanding. Except for (a) options to purchase 45,338,775 shares of Common Stock; (b) warrants and exchange rights to purchase 92,336,296 shares of Common Stock; (c) 924 shares of Series G Convertible Preferred Stock, there were no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.

     Section 4.4 COMMON STOCK.

     The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the Nasdaq Bulletin Board. The Company meets the registration requirements for filing of Form S-3 in connection with a primary offering.

     Section 4.5 SEC DOCUMENTS.

     The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES.

     The sale and issuance of the Put Shares and the Blackout Shares, if any in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and non assessable. Neither the sales of the Put Shares or the Blackout Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Blackout Shares, if any, or any of the assets of the Company, or
(b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares and the Blackout Shares, if any, shall not subject Investor to personal liability by reason of the ownership thereof. Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or the Blackout Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act. Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the"CERTIFICATE"), and the Company's By-Laws, as amended and in effect on the date hereof (the "BY-LAWS").

     Section 4.9 NO CONFLICTS.

     The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares, if any, do not and will not(a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof(other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

     Section 4.10 NO MATERIAL ADVERSE CHANGE.

     Since July 1, 1999, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

     Section 4.11 NO UNDISCLOSED LIABILITIES.

     The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since July 1, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES.

     Since July 1, 1999, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents. Section 4.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14 LITIGATION AND OTHER PROCEEDINGS.

     Except as may beset forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

     Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION.

     The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares or the Blackout Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16 MATERIAL NON-PUBLIC INFORMATION.

     The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or(b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                              COVENANTS OF INVESTOR

     Section 5.1 COMPLIANCE WITH LAW.

     Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.

     Section 5.2 LIMITATIONS ON SHORT SALES.

     The Investor has the right to sell shares of the Company's Common Stock during the Draw Down Pricing Period equal in number to the number of Shares reasonably expected to be purchased pursuant to a Put Notice. The Investor covenants, however, that except during a Draw Down Pricing Period, neither the Investor nor any of its affiliates nor any entity managed by the Investor will ever be in a net short position solely with respect to shares of the Common Stock of the Company issuable under this Agreement in any account directly or indirectly managed by the Investor or any affiliate of the Investor or any entity managed by the Investor.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1 REGISTRATION RIGHTS.

     The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2 RESERVATION OF COMMON STOCK.

     As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, 25,000,000 shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Blackout Shares, if any, and to issue shares of Common Stock in connection with the exercise of the Warrants. If at any time the Investor calls for a Put Notice and the Company does not have a sufficient number of authorized but unissued and unreserved shares to deliver the requisite number of Put Shares in connection with such Put Notice, the Investor may withdraw its call for such Put Notice or require the Company deliver to it such number of Put Shares that the Company has authorized but unissued and reserved in connection with such Put Notice. If at any time the Company is obligated to deliver Blackout Shares to Investor under Section 2.6 and the Company does not have a sufficient number of authorized but unissued and unreserved shares to deliver the requisite number of Blackout Shares, the Company shall deliver to Investor such number of Blackout Shares that the Company has authorized but unissued and unreserved. In either case, the Company shall, at its expense, promptly seek and use its best efforts to obtain shareholder approval as required under the Delaware General Corporation Law to increase the number of shares of Common Stock it is authorized to issue, in order to meet all of its obligations to issue Put Shares and Blackout Shares (if any) under this Agreement, such that the Company shall have reserved for issuance under this Agreement at least 200% of the shares required for issuance under the Minimum Commitment Amount, based upon the then applicable Market Price as if a Put Date occurred within five days prior to the date of the proxy statement prepared by the Company in connection with such authorization, less twice the number of Put Shares that may have been issued under this Agreement. In no circumstances shall the Company issue a Put Notice requiring Investor to purchase more shares of Common Stock than the Company has authority to issue based upon the then number of shares of Common Stock outstanding or reserved for issuance. So long as the Company promptly and in good faith uses its best efforts to obtain shareholder approval for an increase in the authorized number of shares of Common Stock as required hereby, and if the Company either (a) obtains such authority and issues to Investor such number of Put Shares and Blackout Shares to Investor as required by this Agreement, or (b) fails, after good faith attempt, to obtain such authority from its shareholders, the Company shall not owe any payments or other obligations to Investor in respect of Sections 2.1(a), 2.6 or 2.7 hereof. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

     Section 6.3 LISTING OF COMMON STOCK.

     The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares and the Blackout Shares, if any, to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.4 EXCHANGE ACT REGISTRATION.

     The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder)to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5 LEGENDS.

     The certificates evidencing the Put Shares and the Blackout Shares, if any, shall be free of legends, except as provided for in Article VIII.

     Section 6.6 CORPORATE EXISTENCE.

     The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company. Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT.

     The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
(c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.9 CONSOLIDATION; MERGER.

     The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

     Section 6.10 ISSUANCE OF PUT SHARES AND BLACKOUT SHARES.

     The sale of the Put Shares, the issuance of the Blackout Shares, if any, shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

     Section 6.11 REIMBURSEMENT.

     If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

     Section 6.12 DILUTION.

     The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company

     Section 6.13 USE OF PROCEEDS.

     The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Common Stock) for working capital purposes. Unless specifically consented to in advance in each instance by the Investor, the Company shall not, directly or indirectly, use such proceeds for the repayment of any outstanding loan by the Company to any other party.

     Section 6.14 CERTAIN AGREEMENTS

     (i) The Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any subsequent or further offer or sale of Common Stock or Common Stock Equivalents (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is prior or subsequent to thirty (30) days prior to or following each Closing Date .

     (ii) In the event the Company breaches the provisions of this Section , the Discount (as defined in shall be amended to be equal to (x)110% of the Discount set forth herein and the Investor may terminate his obligations under this Agreement and demand such amounts as may be owing under Section 2.1.

     Section 6.15 RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

     (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is thirty (30) days after the Effective Date, the Company offers to enter into any transaction (a _New Transaction_) for the sale of Common Stock (other than in connection with an acquisition, merger or other business combination), the Company shall notify the Investor in writing of all of the terms of such offer (a _New Transaction
Offer_). The Investor shall have the right (the _Right of First Refusal_), exercisable by written notice given to the Company by the close of business on the fifth business day after the Investor_s receipt of the New Transaction Offer (the _Right of First Refusal Expiration Date_), to participate in all or any part of the New Transaction Offer on the terms so specified.

     (ii) If, and only if, the Investor does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within ninety (90) days of the Right of First Refusal Expiration Date.

     (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Investor a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Investor_s Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

     (iv) If there is more than one Investor signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Investor_s Allocable Shares), except that, to the extent any such Investor does not exercise its Right of First Refusal in full (a _Declining Investor_), the remaining Investor or Investors who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Investor_s Allocable Shares, if more than one) to exercise all or a portion of such Declining Investor_s unexercised Right of Refusal. Nothing in this paragraph (l) shall be deemed to permit a transaction not otherwise permitted by subparagraph (g)(i), as modified by the provisions of subparagraph (g)(ii).

     (v) In the event the New Transaction is consummated with such other third party on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) or a lower market price (howsoever defined or computed) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

     Section 6.17 RELEASE.

     Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and
Investor's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Statement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

     Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK.

     The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

     (a) ACCURACY OF INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

     (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

     Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES.

     The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

     (a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Initial Registration Statement with respect to the resale of the Initial Registrable Securities by Investor, and the Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC prior to the first Put Date, (and in any event no later than ninety (90) days after filing of the Initial Registration Statement). For the purposes of any Put Notice with respect to the Registrable Securities other than the Initial Registrable Securities, the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefor.

     (b) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

     (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

     (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

     (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

     (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

     (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

     (h) LEGAL OPINION. The Company shall have caused to be delivered to Investor, within five (5) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibit C hereto, addressed to Investor.

     (i) DUE DILIGENCE. No dispute between the Company and Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

     (j) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Blackout Shares, if any, would own more than 9.9% of the Common Stock following such Closing Date.

     (k) MINIMUM BID PRICE AND WEIGHTED AVERAGE VOLUME. The average of the Bid Prices and the Weighted Average Volume, for the ten (10) Trading Days immediately preceding each of the Put Notice and the Closing Date, shall have equaled or exceeded $.025 and $5,000 respectively (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

     (l) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

     (m) OTHER CONSIDERATION. The Investor shall have delivered in executed form, all necessary documentation to vest title in the Other Consideration in the Company.

     (n) TRADING CUSHION. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

     (o) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

     (p) NO VALUATION EVENT. No Valuation Event shall have occurred since the Put Date.

     (q) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

     (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

     (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to Section 2.4) unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

     (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance(without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

     Section 8.1 LEGENDS.

     Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend(the "LEGEND"):

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (I) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under any applicable state securities law,
(ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonably acceptable to the Company that such registration and qualification is not required under applicable federal and state securities laws."

As soon as practicable after the execution and delivery hereof, the Company shall issue to the Transfer Agent Instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing (free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor; provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and
(c) if reasonably requested by the transfer agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered).

     Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS.

     No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or"stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3 INVESTOR'S COMPLIANCE.

     Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

     Section 8.4 COVER.

     If the Company fails for any reason to deliver the Put Shares on such Closing Date and the holder of the Put Shares (a "Investor") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by such Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Put Shares (a "Buy-In"), then the Company shall pay to such Investor, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) such Investor"s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to such Investor in immediately available funds immediately upon demand by such Investor. By way of illustration and not in limitation of the foregoing, if such Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to such Investor will be $1,000.

     Section 8.5 DELAY.

     The Company understands that a delay in the issuance of the Put Shares beyond the Closing Date could result in economic loss to Investor. On and after the Effective Date as compensation to Investor for such loss, the Company agrees to pay late payments to Investor for late issuance of Put Shares in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond the Closing Date):

                                          Late Payment For Each
    No. of Days Late              $10,000 of Common Stock
    ----------------              -----------------------
            1                           $  100
            2                           $  200
            3                           $  300
            4                           $  400
            5                           $  500
            6                           $  600
            7                           $  700
            8                           $  800
            9                           $  900
           10                           $1,000
          >10                           $1,000 +$200 for each Business Day Late
                                                     beyond 10 days

The Company shall pay any payments incurred under this Section 8.5 in immediately available funds upon demand. Nothing herein shall limit Investor's right to pursue actual damages for the Company's failure to issue and deliver the Put Shares to Investor, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by Investor, and any Buy In Adjustment Amount (as defined below).

                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

     Section 9.1 NOTICES.

     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      If to the Company:

                        NCT Group, Inc.
                        20 Ketchum Street
                        Westport, CT 06880
                        Attn:  Chief Financial Officer
                        Telephone No.: (203) 226-4447
                        Telecopier No.: (203) 226-4338

      with a copy (which shall not constitute notice) to:

                        Crowell & Moring LLP
                        1001 Pennsylvania Ave. N.W.
                        Washington, D.C. 20004-2595
                        Attn: William P. O'Neill
                        Telephone No.: (202) 624-2603
                        Telecopier No.: (202) 628-5116

      if to Investor:

                        Crammer Road LLC
                        Corporate Center
                        West Bay Road
                        Grand Cayman
                        Telephone No.:
                        Telecopier No.: (284) 494-4771

with a copy to (which shall not constitute notice:

                        Krieger & Prager, LLP
                        Suite 1440
                        39 Broadway
                        New York, New York 10006
                        Telephone:  (212) 363-2900
                        Facsimile:  (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 9.2 INDEMNIFICATION.

     The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

     Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS.

     All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an"INDEMNIFIED PARTY") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the"INDEMNIFYING PARTY"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.(i)If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim. (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified
Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

     (b) In the event any  Indemnified  Party should have a claim under  Section
9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

     (c) The indemnity Agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 GOVERNING LAW; JURISDICTION.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 10.2 SPECIFIC ENFORCEMENT.

     The Company and the Investor acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any affiliate of Investor which is a transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person.

     Section 10.4 THIRD PARTY BENEFICIARIES.

     This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 10.5 TERMINATION.

     This Agreement shall terminate at the termination of the Commitment Period (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII, and Sections [10.1, 10.2, and 10.4] shall survive the termination of this Agreement.

     Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER.

     This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     Section 10.7 FEES AND EXPENSES.

     Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder, except that the Company shall pay Krieger & Prager, LLP the fee of $25,000 at the Initial Closing and $2,750 at each subsequent Closing at which the Company receives cash and not solely Other Consideration, plus $6,500 at the first such Subsequent Closing the Company receives cash; provided that at any Subsequent Closing where the Company receives cash it shall also pay such counsel $2,750 in arrears for any Subsequent Closing at which the Company received solely Other Consideration and no cash. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

     Section 10.8 NO BROKERS.

     Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby. Section 10.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     Section 10.10 SURVIVAL; SEVERABILITY.

     The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.11 FURTHER ASSURANCES.

     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 10.12 NO STRICT CONSTRUCTION.

     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     Section 10.13 EQUITABLE RELIEF.

     The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 10.14 TITLE AND SUBTITLES.

     The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK.

     The reporting entity relied upon for the determination of the Bid Price and the trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

     Section 10.16 PUBLICITY.

     The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                 NCT GROUP, INC.


                                   By:    /s/CY E. HAMMOND
                                   Name:  Cy E. Hammond
                                   Title: Chief Financial Officer


                                   CRAMMER ROAD LLC


                                    By:    /s/ LAMBERTO BANCHETTI
                                    Name:  Lamberto Banchetti
                                    Title: Director
                                           Navigatore Management Ltc.

                                    By:    /s/ ARLENE DECASTRO
                                    Name:  Arelene Decastro
                                    Title: Director
                                           Navigatore Management Ltc.

                                     EXHIBITS

EXHIBIT A                     Registration Rights Agreement

EXHIBIT B                     Put Notice

EXHIBIT C                     Opinion

EXHIBIT D                     Closing Certificate

EXHIBIT E                     Transfer Agent Instructions

EXHIBIT F                     Warrant

                                                            EXHIBIT A TO PRIVATE
                                                         EQUITY CREDIT AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement"), dated as of September 27, 2000, is made by and between NCT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and CRAMMER ROAD LLC, a Cayman Islands LLC (the "Subscriber").

                                    Recitals

     WHEREAS, upon the terms and subject to the conditions of the Common Stock Purchase Agreement ("Purchase Agreement"), between the Subscriber and the Company, the Company has agreed to issue and sell to the Subscriber up to Fifty Million Dollars ($50,000,000) of the common stock of the Company ("Subscribed Shares") par value $.01 per share (the "Common Stock"), and

     WHEREAS, pursuant to the terms of the Purchase Agreement the Company will issue to the Subscriber warrants: (i) upon the effectiveness of the Registration Statement required to be filed pursuant to Section 2 hereof, and (ii) to purchase shares of Common Stock ("Warrants") on a pro rata basis in conjunction with the draw downs, as set forth in the Purchase Agreement, exercisable at 100% of the closing bid price, at the date of each draw down.

     WHEREAS, to induce the Subscriber to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, "Securities Act"), and applicable state securities laws with respect to the Subscribed Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company, or
          (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

          (ii) "Subscription Date" means the date of this Agreement.

          (iii)"Subscriber", has the meaning set forth in the preamble to this Agreement.

          (iv) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a delayed or continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (v) "Registrable Securities" means the Subscribed Shares and the Warrant Shares.

          (vi) "Registration Statement" means a registration statement of the Company under the Securities Act.

          (vii) "Warrant" means the Initial Warrant, Registration Warrant, and any Further Warrants.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

     2. Registration.

     (a) Mandatory Registration. The Company shall prepare and file with the SEC, no later than fifteen (15) business days after the Subscription Date, a Registration Statement on Form S-3 (if use of such other form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate for the offering of the Registrable Securities), or on Form S01 in connection with a secondary resale of the Company's Common Stock ("Registration Statement"), registering for distribution by the Subscriber no less than 25,000,000 shares of Common Stock (the "Initial Registrable Securities"). Such Registration Statement shall state that, in accordance with Rules 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, or stock dividends. If at any time (i) the number of Subscribed Shares and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within thirty (30) business days after receipt of written notice from the Subscriber, file with the SEC an additional Registration Statement on Form S-3 or any other applicable registration statement, to register (i) Subscribed Shares and (ii) the shares of Common Stock issuable upon exercise of the Warrants that exceed the aggregate number of shares of Common Stock already registered.

     (b) Payment by the Company. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within one hundred and fifty (150) days from the Subscription Date, then the commitment contained in the Common Stock Purchase Agreement and in this Agreement (the "Commitment") shall terminate and the Subscriber shall be entitled to the sums set forth in Section 2.1(b) of the Private Equity Credit Agreement.

     (c) Failure to Maintain Effectiveness Of A Registration Statement. In the event the Company fails to have the Registration Statement declared effective within one hundred fifty (150) days from the Subscription Date, or to maintain the effectiveness of any Registration Statement (or the underlying prospectus), including the payment of all necessary fees, until the earlier of the time that Investor either sells the Put Shares or eighteen (18) months from the last day of the calendar month in which the Put Notice pursuant to which Shares were issued was given (the "Registration Period"), other than temporary suspensions permitted by Section 3(h), and the Investor holds any Put Shares or Warrant Shares included in the Registration Statement at any time during such period, the Company shall at the Investor's option, redeem the Put Shares at the Investment Amount or pay to the Investor liquidated damages in immediately available funds into an account designated by the Investor an amount equal to three percent (3%) of the aggregate Purchase Price of Put Shares, resulting from any Put Notice, if any, then held by the Investor for each thirty (30) calendar day period (prorated for partial periods).

     3. Obligation of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC within thirty (30) days of the Subscription Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and, thereafter, use all diligent efforts to cause the Registration Statement relating to the Registrable Securities to become effective the earlier of (a) five (5) business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (b) one hundred fifty (150) days after the Subscription Date, and keep the Registration Statement effective at all times until the earliest of (i) the date that is [one year] after the completion of the last Closing Date under the Purchase Agreement, (ii) the date when the Subscriber may sell all Registrable Securities under Rule 144 without volume limitations, or (iii) the date the Subscriber no longer owns any of the Registrable Securities (collectively, the "Registration Period"), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the expiration of the Registration Period.

     (c) Permit a single firm of counsel designated by Subscriber to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) Business Days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (d) Notify Subscriber and Subscriber's legal counsel identified to the Company (which, until further notice, shall be deemed to be Krieger & Prager, LLP, ATTN: Samuel Krieger, Esq.; "Subscriber's Counsel") (and, in the case of
(i)(A) below, not less than one (1) Business Day prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one
(1) Business Day following the day (i): (A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; [(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or the prospectus or for additional information;] (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any securities purchase agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the knowledge of the Company makes any statement made in the Registration Statement or the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, the prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) Furnish to Subscriber, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and the prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, [including a preliminary prospectus], and all amendments and supplements thereto and such other documents, as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Subscriber;

     (f) Use all diligent efforts to (i) register and/or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber may reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(f), (B) subject itself to general  taxation in any such  jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its charter or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

     (g) As promptly as practicable after becoming aware of such event, notify the Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading ("Registration Default"), and use its best efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and any other necessary steps to cure the Registration Default, and deliver a number of copies of such supplement or amendment to the Subscriber as the Subscriber may reasonably request. [Failure to cure the Registration Default within fifteen (15) business days shall result in the Company incurring a liquidated damage penalty of $1,000 per day for so long as more than 10,000 shares of Common Stock are held by the Subscriber;

     (h) As promptly as practicable after becoming aware of such event, notify the Subscriber (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (i) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies Subscriber in writing of the existence of a Potential Material Event ("Blackout Notice"), Subscriber shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until Subscriber receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that (a) the Company may not so suspend the right of the Subscriber to sell the Registrable Securities for more than two fifteen (15) day periods in the aggregate during any 12-month period ("Blackout Period") with at least a ten
(10) Business Day interval between such periods, during the periods the Registration Statement is required to be in effect.

     (j) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq) "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Nasdaq Small Cap Market; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities; provided, however, that the Subscriber acknowledges that the Company does not currently meet the requirements for listing on a national securities exchange or the Nasdaq Small Cap Market pursuant to (i) or (ii) and that nothing in this section shall be construed to require the Company to pursue such qualification until such time as the Company satisfies such requirements for a period of not less than forty-five (45) days;

     (k) Provide a transfer agent for the Registrable Securities not later than the Effective Date of the Registration Statement;

     (l) Cooperate with the Subscriber to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Subscriber may reasonably request and registration in such names as the Subscriber may reasonably request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Subscriber) an appropriate instruction and opinion of such counsel, if so required by the Company's transfer agent; and

     (m) Take all other reasonable actions necessary to expedite and facilitate distribution to the Subscriber of the Registrable Securities pursuant to the Registration Statement.

     4. Obligations of the Subscriber. In connection with the registration of the Registrable Securities, the Subscriber shall have the following obligations;

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Subscriber that the Subscriber shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request.

     (b) The Subscriber by such Subscriber's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder; and

     (c) The Subscriber agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(h) above, the Subscriber will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Subscriber receives the copies of the supplemented or amended prospectus contemplated by Section 3(g) or 3(h) and, if so directed by the Company, the Subscriber shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Subscriber's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Expenses of Registration. (a) All reasonable expenses (other than underwriting discounts and commissions to the Subscriber) incurred in connection with Registrations, filings or qualifications pursuant to Section 3, including, without limitation, all Registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and a fee for a single counsel for Investor of $4,500 for the initial Registration
Statement and $2,000 for each Additional Registration Statement covering the Registrable Securities shall be borne by the Company; and

     (b) Except as otherwise provided for in Schedule 5(b) attached hereto, the Company nor any of its subsidiaries has, as of the date hereof, and the Company shall not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to Investor in this Agreement or otherwise conflicts with the provisions hereof. Except as otherwise provided for in Schedule 5(b), the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any person. Except as otherwise provided for in this Section 5, and without limiting the generality of the foregoing, without the written consent of Investor, the Company shall not grant to any person the right to request the Company to Register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of Investor set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Documents.

     6.  Indemnification.   After  Registrable  Securities  are  included  in  a
Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless, the Subscriber, the directors, if any, of such Subscriber, the officers, if any, of such Subscriber, each person, if any, who controls the Subscriber within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being collectively referred to as "Violations"). The Company shall reimburse the Subscriber, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) be available to the extent such Claim is based on a failure of the Subscriber to deliver or cause to be delivered the prospectus made available by the Company; or (iii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Subscriber will indemnify the Company, its officers, directors and agents (including legal counsel) (each an "Indemnified Person") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Subscriber, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions set forth in this Section
6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or Indemnified Party, and shall survive the offering of the Registrable Securities by the Subscriber.

     (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. [In such event, the Company shall pay for only one separate legal counsel for the Subscriber selected by the Subscriber.] The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under Exchange Act. With a view to making available to the Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Subscriber to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

     (c) furnish to the Subscriber so long as the Subscriber owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Subscribers to sell such securities pursuant to Rule 144 without registration.

     9. Miscellaneous.

     (a) Registered Owners. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such
Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

     (c) Benefit; Successors Bound. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

     (d) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement and in the other documentation relating to the transactions contemplated by this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

     (e) Assignment. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Subscribers to any transferee, only if: (a) the assignment relates to not less than one million dollars ($1,000,000) of Registrable Securities and the Transferee is an Institutional Accredited Investor under Regulation D; (b) the Company receives a legal opinion in form and substance satisfactory to the Company that the proposed transfer complies with federal and state securities laws and does not adversely effect the validity of the transactions executed (or to be executed) under this Agreement and the Purchase Agreement under federal and state securities laws; (c) the assignment requires that the Transferee be bound by all of the provisions contained in this Agreement, and Subscriber, the Company and the transferee or assignee (the "Transferee") enter into a written agreement, which shall be enforceable by the Company against the Transferee and by the Transferee against the Company, to assign such rights; and (d) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

     (f) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Subscriber. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon the Company and any subsequent Transferees.

     (g) Severability. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

     (h) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office and (ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney, or at such other address as each such party furnishes by notice given in accordance with this Section 9(a), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, five (5) business days after deposit with the United States Postal Service.

     (i) Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (j) Consents. The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of that party.

     (k) Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

     (l) Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (m) Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

     (n) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   NCT GROUP, INC.



                                   By:    /s/CY E. HAMMOND
                                   Name:  Cy E. Hammond
                                   Title: Chief Financial Officer


                                   CRAMMER ROAD LLC


                                    By:    /s/ LAMBERTO BANCHETTI
                                    Name:  Lamberto Banchetti
                                    Title: Director
                                           Navigatore Management Ltc.

                                    By:    /s/ ARLENE DECASTRO
                                    Name:  Arelene Decastro
                                    Title: Director
                                           Navigatore Management Ltc.